                                                                     EXHIBIT 2.4





                            ASSET PURCHASE AGREEMENT


                                       BY


                                       AND


                                      AMONG


                                  EAESW, INC.,

                           THE PETROLEUM PLACE, INC.,

                            STRATA WEB SYSTEMS LTD.,

                                 JIMMY W. CHOW,

                                WILLIAM S. KLYM,

                       ALBERTA INTERNATIONAL CAPITAL LTD.

                                       AND

                               ARMCO HOLDINGS LTD.


                                 APRIL 1, 2000

                                TABLE OF CONTENTS

                                                                                                             Page #
                                                                                                             ------
1.       Definitions..............................................................................................1

2.       Basic Transaction........................................................................................7
         (a)      Purchase and Sale of Assets.....................................................................7
         (b)      Assumption of Liabilities.......................................................................7
         (c)      Purchase Price..................................................................................8
         (d)      The Closing.....................................................................................8
         (e)      Deliveries at the Closing.......................................................................8
         (f)      Allocation......................................................................................8
         (g)      ETA Election....................................................................................8
         (h)      Income Tax Election.............................................................................8

3.       Representations and Warranties of the Seller.............................................................8
         (a)      Organization and Corporate Power................................................................9
         (b)      Authorization of Transaction....................................................................9
         (c)      Noncontravention................................................................................9
         (d)      Title to Assets................................................................................10
         (e)      Financial Statements...........................................................................10
         (f)      Events Subsequent to Most Recent Fiscal Year End...............................................10
         (g)      Undisclosed Liabilities........................................................................11
         (h)      Legal Compliance...............................................................................12
         (i)      Tax Matters....................................................................................12
         (j)      Intellectual Property..........................................................................13
         (k)      Tangible Assets................................................................................16
         (l)      Contracts......................................................................................16
         (m)      Notes and Accounts Receivable..................................................................17
         (n)      Powers of Attorney.............................................................................17
         (o)      Litigation.....................................................................................17
         (p)      Employee Benefits..............................................................................17
         (q)      Guaranties.....................................................................................18
         (r)      Certain Business Relationships with the Seller.................................................18
         (s)      Year 2000......................................................................................18
         (t)      Customers......................................................................................18
         (u)      Software and Databases.........................................................................19
         (v)      Brokers' Fees..................................................................................19
         (w)      Subsidiaries...................................................................................19
         (x)      Environmental, Health, and Safety Matters......................................................19
         (y)      Employees......................................................................................20
         (z)      Insurance......................................................................................20

         (aa)     Real Property..................................................................................21
         (bb)     Investment in Common Stock.....................................................................22
         (cc)     Residency......................................................................................23
         (dd)     GST Registration...............................................................................23
         (ee)     Stock Ownership................................................................................23
         (ff)     Disclosure.....................................................................................23

4.       Representations and Warranties of the Buyer and EAE.....................................................24
         (a)      Organization of the Buyer and EAE..............................................................24
         (b)      Authorization of Transaction...................................................................24
         (c)      Noncontravention...............................................................................24
         (d)      Brokers' Fees..................................................................................24
         (e)      Financial Statements...........................................................................25
         (f)      Undisclosed Liabilities........................................................................25
         (g)      Legal Compliance...............................................................................25
         (h)      Tax Matters....................................................................................25
         (i)      Subsidiaries...................................................................................26
         (j)      Environmental, Health, and Safety Matters......................................................26
         (k)      Residency. ....................................................................................27
         (l)      Capitalization.................................................................................27
         (m)      Purchase Shares................................................................................27
         (n)      Disclosure.....................................................................................27

5.       Pre-Closing Covenants...................................................................................28
         (a)      General........................................................................................28
         (b)      Notices and Consents...........................................................................28
         (c)      Operation of Business..........................................................................28
         (d)      Preservation of Business.......................................................................28
         (e)      Full Access....................................................................................28
         (f)      Notice of Developments.........................................................................29
         (g)      Exclusivity....................................................................................29

6.       Post-Closing Covenants..................................................................................29
         (a)      General........................................................................................29
         (b)      Litigation Support.............................................................................29
         (c)      Transition.....................................................................................30
         (d)      Confidentiality................................................................................30
         (e)      Covenant Not to Compete........................................................................30
         (f)      Resales of Common Stock........................................................................31
         (g)      Employees......................................................................................31
         (h)      Reimbursement for WCB Liability................................................................32

         (i)      Name...........................................................................................33
         (j)      Piggyback Registrations........................................................................33
         (k)      Put Right......................................................................................34

7.       Conditions to Obligation to Close.......................................................................36
         (a)      Conditions to Obligation of the Buyer and EAE..................................................36
         (b)      Conditions to Obligation of the Seller and the Seller Stockholders.............................37

8.       Remedies for Breaches of This Agreement.................................................................38
         (a)      Survival of Representations and Warranties.....................................................38
         (b)      Indemnification Provisions for Benefit of the Buyer and EAE....................................39
         (c)      Indemnification Provisions for Benefit of the Seller...........................................40
         (d)      Matters Involving Third Parties................................................................41
         (e)      Determination of Adverse Consequences..........................................................42
         (f)      Other Indemnification Provisions...............................................................42

9.       Termination.............................................................................................42
         (a)      Termination of Agreement.......................................................................42
         (b)      Effect of Termination..........................................................................43

10.      Miscellaneous...........................................................................................43
         (a)      Press Releases and Public Announcements........................................................43
         (b)      No Third-Party Beneficiaries...................................................................43
         (c)      Entire Agreement...............................................................................43
         (d)      Succession and Assignment......................................................................43
         (e)      Counterparts...................................................................................44
         (f)      Headings.......................................................................................44
         (g)      Notices........................................................................................44
         (h)      Governing Law..................................................................................45
         (i)      Amendments and Waivers.........................................................................45
         (j)      Severability...................................................................................45
         (k)      Expenses.......................................................................................45
         (l)      Construction...................................................................................46
         (m)      Incorporation of Exhibits and Schedules........................................................46
         (n)      Tax Matters....................................................................................46
         (o)      Execution......................................................................................46
         (p)      Specific Performance...........................................................................46
         (q)      Dispute Notification and Resolution Procedure..................................................47
         (r)      Submission to Jurisdiction.....................................................................48

EXHIBITS

Exhibit A--Bill of Sale and Assignment
Exhibit B--Allocation Schedule
Exhibit C--Seller Financial Statements and Projections
Exhibit D--EAE Financial Statements
Exhibit E--Noncompete Geographic Area
Exhibit F--Form of Noncompete Agreement
Exhibit G--Name Agreement


SCHEDULES

Schedule 1(a) -- Acquired Assets
Schedule 1(b) -- Assumed Liabilities
Disclosure Schedule--Exceptions to Representations and Warranties

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of April 1, 2000, by and among EAESW, Inc., a Colorado corporation (the "Buyer"), The Petroleum Place, Inc., a Delaware corporation f/k/a Energy Auction Exchange, Inc. ("EAE"), Strata Web Systems Ltd., an Alberta corporation (the "Seller"), and Jimmy W. Chow, an individual, William S. Klym, an individual, Alberta International Capital Ltd., an Alberta corporation, and Armco Holdings Ltd., an Alberta corporation (collectively, the "Seller Stockholders"). The Buyer, EAE, the Seller and the Seller Stockholders are each referred to individually herein as a "Party" and collectively as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase all of the assets of the Business (as hereinafter defined) from the Seller in return for shares of Common Stock (as hereinafter defined).

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions.

         "Acquired Assets" means all right, title, and interest in and to all of the assets constituting the Business as set forth on Schedule 1(a) attached hereto, including without limitation all (a) real property, leaseholds, subleaseholds therein, improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories, parts and furniture) (c) Intellectual Property and the name "Strata Web" (and any variations thereof), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions,
(d) leases, subleases and rights thereunder, (e) agreements, contracts, licenses, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) past, present or future claims, deposits, prepayments, refunds, causes of action (including, without limitation, any claim against PetroWeb, Petroleum Exchange, Inc., or Hunters Petroleum Exchange Ltd., and any copyright infringement claims), choses in action, rights of recovery, rights of set off, and rights of recoupment (including, without limitation, any such item relating to the payment of taxes), (h) approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (i) books, records, ledgers, account histories, files, documents, correspondence, lists, customer lists, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (j) Cash, (k) software, source codes, and all software development tools necessary to maintain and modify the software, (l) a hard disk containing working copies of software, source codes, and software development tools necessary to maintain and modify the software, (m) the URL for the Seller's web site (www.strataweb.com) and the domain names "strataweb.com," "strataplace.com" and "stratatrak.com," (n) databases, (o) physical mediums required for the Seller to deliver the software to the Buyer, including without limitation hard drives, disks, tapes and other storage mediums, and (p) all electronic data associated with customers of the Business; provided, however, that the Acquired Assets shall not include (A) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (B) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer and/or EAE on the other hand entered into on or after the date of this Agreement or (C) any other real or personal property of the Seller.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" has the meaning set forth in the preface above.

         "Applicable Rate" means the prime rate of interest as set forth from time to time in the Denver, Colorado edition of the Wall Street Journal.

         "Arbitrator" has the meaning set forth in Section 10(q)(iii)(C) below.

         "Associates" has the meaning set forth in the Business Corporation Act (Alberta).

         "Assumed Liabilities" means, all as set forth on Schedule 1(b) attached hereto, (a) all liabilities of the Seller set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto), (b) all liabilities of the Seller which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (other than any liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, or environmental matter, including without limitation those arising under Environmental, Health, and Safety Requirements), and (c) all obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing, including, without limitation, warranty and maintenance services, or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing; provided, however, that the Assumed Liabilities shall not include (A) any liability of the Seller for Taxes, (B) any liability of the Seller for transfer, sales, use, and other taxes arising in connection with the consummation of the transactions contemplated hereby, (C) any liability of the Seller for the unpaid taxes of any Person (other than the Seller) as a transferee or successor, by contract, or otherwise, (D) any obligation of the Seller to indemnify any Person (including any of the Seller Stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of any of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (E) any liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (F) any liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer and/or EAE on the other hand entered into on or after the date of this Agreement), (G) any liabilities or obligations of the Seller to TCEnet Inc. or its Affiliates, officers, directors, stockholders or employees or their respective Affiliates (except as otherwise set forth in this Agreement) or the successors or assigns thereto, or (H) any liabilities not specifically set forth on Schedule 1(b) attached hereto.

         "Basket" has the meaning set forth in Section 8(b)(i) below.

         "Bill of Sale" has the meaning set forth in Section 2(e)(iii)(A) below.

         "Business" means the use of geographic information systems technology to implement Internet and/or Internet mapping solutions for the Energy Industry.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) on hand or in banks or other depositories.

         "Claim Notice" has the meaning set forth in Section 10(q)(i) below.

         "Claimant" has the meaning set forth in Section 10(q)(i) below.

         "Claims" has the meaning set forth in Section 10(q) below.

         "Closing" has the meaning set forth in Section 2(d) below.

         "Closing Date" has the meaning set forth in Section 2(d) below.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $.001 per share, of EAE.

         "Confidential Information" means any information concerning the businesses and affairs of the Seller, the Buyer, the Buyer's Affiliates, EAE and EAE's Affiliates that is not already generally available to the public other than through a breach of the terms of this Agreement.

         "Database" has the meaning set forth in Section 3(u)(A) below.

         "Directed Selling Effort" includes any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Stock, including, but not limited to, the placement of an advertisement in a publication with a general circulation (as defined in Regulation S) in the United States that refers to the offering of the Common Stock.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Dissenting Stockholders" has the meaning set forth in Section 3(g) below.

         "EAE" has the meaning set forth in the preface above.

         "EAE Financial Statements" has the meaning set forth in Section 4(e) below.

         "EAE Most Recent Financial Statements" has the meaning set forth in
Section 4(e) below.

         "Employee Benefit Plans" has the meaning set forth in Section 3(p) below.

         "Energy Industry" means the energy and related services industries, including, without limitation, the petroleum, natural gas, electricity, power, wind or any alternative energy form industries.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, provincial, municipal, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

         "ETA" means Part IX of the Excise Tax Act (Canada), as amended.

         "Financial Statements" has the meaning set forth in Section 3(e) below.

         "GAAP" means Canadian generally accepted accounting principles as in effect from time to time.

         "GST" means goods and services tax under the Excise Tax Act (Canada), as amended.

         "Indemnified Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos and trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), source codes, tools, middleware, and graphic templates, (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Market Stand-Off" has the meaning set forth in Section 3(f)(iv) below.

         "Most Recent Financial Statements" has the meaning set forth in Section 3(e) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 3(e) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3(e) below.

         "Name Agreement" has the meaning set forth in Section 7(a)(xiii) below.

         "Noncompete Agreement" has the meaning set forth in Section 7(a)(vii) below.

         "Notified Party" has the meaning set forth in Section 10(q)(i) below.

         "Option Plan" means the Energy Auction Exchange, Inc. 1999 Equity Incentive Plan.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) with respect to the Business.

         "Other Acquisition Transaction" has the meaning set forth in Section 5(g) below.

         "Party(ies)" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other entity whatsoever.

         "Piggyback Registration" has the meaning set forth in Section 6(j)(i) below.

         "Preferred Stock" has the meaning set forth in Section 4(l) below.

         "Purchase Price" has the meaning set forth in Section 2(c) below.

         "Purchase Shares" has the meaning set forth in Section 2(c) below.

         "Registration Expenses" has the meaning set forth in Section 6(j)(iii) below.

         "Regulation S" has the meaning set forth in Section 3(bb)(i)(A) below.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Seller Statement" has the meaning set forth in Section 8(c)(iii) below.

         "Seller Stockholders" has the meaning set forth in the preface above.

         "Subsidiary" means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the equity securities or has the power to vote or direct the voting of sufficient equity securities to control such entity.

         "System" has the meaning set forth in Section 3(s) below.

         "Tax" means any federal, state, provincial, municipal, local, or foreign tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Act" means the Income Tax Act (Canada), as amended.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8(d) below.

         "Transaction Documents" has the meaning set forth in Section 3(b) below.

         "U.S. Persons" has the meaning set forth in Regulation S.

         "WCA" has the meaning set forth in Section 6(h) below.

         "WCB" has the meaning set forth in Section 6(h) below.

         "WCB Certificate" has the meaning set forth in Section 6(h) below.

         "Year 2000 Compliant" has the meaning set forth in Section 3(s) below.

         2. Basic Transaction.

                  (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, assign, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2. The Parties agree that the transfer of copyrights included in the Acquired Assets shall be irrevocable.

                  (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities from and after the Closing. Neither the Buyer nor EAE will assume or have any responsibility, however, with respect to any other obligation of the Seller not included within the definition of Assumed Liabilities.

                  (c) Purchase Price. The Buyer agrees to pay to the Seller US$1,500,000 (the "Purchase Price") at the Closing by delivery of 16,856 shares of Common Stock to the Seller or Seller's nominee or nominees designated in writing (the "Purchase Shares").

                  (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Macleod Dixon, 3700 Canterra Tower, 400 Third Avenue S.W., Calgary, Alberta, Canada T2P 4H2, commencing at 9:00 a.m. local time on April 1, 2000 or such other date as the Parties may mutually determine (the "Closing Date").

                  (e) Deliveries at the Closing. At the Closing, (i) the Seller and the Seller Stockholders will deliver to the Buyer and EAE the various certificates, instruments, and documents referred to in Section 7(a) below; (ii) the Buyer and EAE will deliver to the Seller (or the Seller's nominee or nominees designated in writing) the various certificates, instruments, and documents referred to in Section 7(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) the Bill of Sale and Assignment substantially in the form attached hereto as Exhibit A (the "Bill of Sale") and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; and (iv) the Buyer will deliver to the Seller the consideration specified in Section 2(c) above.

                  (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit B and to report the sale and purchase of the Acquired Assets for all such purposes in a manner consistent with such allocation; provided, however, that the Buyer may amend such allocation schedule prior to the Closing with the consent of the Seller, such consent not to be unreasonably withheld.

                  (g) ETA Election. The Buyer and the Seller shall, on the Closing Date, elect jointly under subsection 167(1) of the ETA, in the form prescribed for the purposes of that subsection, in respect of the sale and transfer of the Acquired Assets hereunder. The Buyer shall file such election with Revenue Canada, Excise not later than the day on which it is required to file its GST return for its reporting period which includes the Closing Date.

                  (h) Income Tax Election. The Buyer and the Seller agree to jointly elect in the prescribed form under Section 22 of the Tax Act as to the sale of all accounts receivable, trade accounts, notes receivable, book debts and other debts due or accruing due to the Seller and forming part of the Acquired Assets and described in Section 22 of the Tax Act, and to designate in such election an amount equal to the portion of the Purchase Price allocated to such assets pursuant to Section 2(f) hereof as the consideration paid by the Buyer therefor.

         3. Representations and Warranties of the Seller. The Seller and the Seller Stockholders represent and warrant, severally, but not jointly, to the Buyer and EAE that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"); provided, however, that the representations and warranties provided herein by the Seller Stockholders are provided based on the best knowledge (without investigation), information and belief of such Seller Stockholders. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs and subparagraphs contained in this Section 3 and the paragraphs and subparagraphs corresponding thereto in this Section 3 shall reference the Disclosure Schedule.

                  (a) Organization and Corporate Power. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Alberta. The Seller has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the Business and to own and use the properties owned and used by it. Section 3(a) of the Disclosure Schedule lists all such licenses, permits and authorizations.

                  (b) Authorization of Transaction. The Seller and the Seller Stockholders have taken all corporate actions necessary and have full power and authority (including, with respect to the Seller and the Seller Stockholders which are corporations, full corporate power and authority) to execute and deliver this Agreement, the Bill of Sale, the Noncompete Agreement and any other documents or instruments contemplated by this Agreement (collectively, the "Transaction Documents") and to perform their obligations under the Transaction Documents. Without limiting the generality of the foregoing, the board of directors and stockholders of the Seller have duly authorized the execution, delivery, and performance of the Transaction Documents by the Seller. This Agreement and, when executed and delivered, the other Transaction Documents constitute the valid and legally binding obligations of the Seller and the Seller Stockholders, as the case may be, enforceable in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting enforcement of creditors' rights generally and the application of general principles of equity.

                  (c) Noncontravention. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby (including the assignments referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or the Seller Stockholders are subject or any provision of the articles or bylaws or resolutions of the board of directors (or any committee thereof) or stockholders of the Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or the Seller Stockholders are a party or by which they are bound or to which any of their assets are subject (or result in the imposition of any Security Interest upon any of their respective assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Business or on the ability of the Parties to consummate the transactions contemplated by the Transaction Documents. Except as set forth on Section 3(c) of the Disclosure Schedule, the Seller and the Seller Stockholders do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or third party in order for the Parties to consummate the transactions contemplated by the Transaction Documents (including the assignments referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Business or on the ability of the Parties to consummate the transactions contemplated by the Transaction Documents.

                  (d) Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer. No person has any agreement, option, understanding or commitment or any right or privilege (whether by law, preemptive or contractual) which is capable of becoming an agreement, option, or commitment for the purchase or other acquisition from the Seller of any of the Acquired Assets, or any right or interest therein. The Acquired Assets will allow the Buyer to carry on the Business in the same manner and to the same extent as it has been carried on by the Seller prior to the date of this Agreement.

                  (e) Financial Statements. Attached hereto as Exhibit C are the following financial statements of the Seller (collectively, the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended September 30, 1997, September 30, 1998 and September 30, 1999 (the "Most Recent Fiscal Year End"); and (ii) unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flow (the "Most Recent Financial Statements") as of and for the four (4) months ended January 31, 2000 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate). Exhibit C also includes the Seller's most recent financial projections.

                  (f) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Seller. Without limiting the generality of the foregoing, since that date:

                           (i) the Seller has not sold, leased, transferred, or assigned any assets, tangible or intangible, outside the Ordinary Course of Business;

                           (ii) the Seller has not entered into any agreement, contract, lease, or license outside the Ordinary Course of Business;

                           (iii) no party (including the Seller) has accelerated, terminated, made material modifications to, or canceled any agreement, contract, lease, or license to which the Seller is a party or by which it is bound;

                           (iv) the Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

                           (v) the Seller has not made any capital expenditures outside the Ordinary Course of Business;

                           (vi) the Seller has not made any capital investment in, or any loan to, any other Person outside the Ordinary Course of Business;

                           (vii) the Seller has not created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations;

                           (viii) except for any contracts or agreements set forth on Section 3(l) of the Disclosure Schedule, the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                           (ix) the Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                           (x) except as set forth on Section 3(f)(x) of the Disclosure Schedule, the Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                           (xi) the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of the Seller, or taken any such action with respect to any other Employee Benefit Plan;

                           (xii) the Seller has not made any material change in the employment term for any of its directors, officers and employees outside the Ordinary Course of Business; and

                           (xiii) the Seller has not committed to any of the foregoing.

                  (g) Undisclosed Liabilities. The Seller has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for
(i) liabilities set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto), (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business and which are set forth on Section 3(g) of the

Disclosure Schedule, and (iii) liabilities to Dissenting Stockholders of the Seller (the "Dissenting Stockholders") in connection with the transactions contemplated by this Agreement for the fair market value of the capital stock of the Seller owned by them and severance and shareholder loan amounts, if any, in connection with Dissenting Stockholders.

                  (h) Legal Compliance. The Seller has complied with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, provincial, municipal, local, and foreign governments (and all agencies thereof) applicable to the Business or the Acquired Assets, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller.

                  (i) Tax Matters.

                           (i) The Seller has duly filed on a timely basis all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes, and all assessments, governmental charges, penalties, interest and fines with respect to same, owed by the Seller and due (whether or not shown on any Tax Return) have been paid. The Seller currently is not the beneficiary of any extension of time within which to file any Tax Return.

                           (ii) There is no material dispute or claim concerning any Tax liability of the Seller (A) claimed or raised by any authority in writing or (B) as to which any of the Seller Stockholders and the directors and officers of the Seller has Knowledge based upon personal contact with any agent of such authority.

                           (iii) Section 3(i)(iii) of the Disclosure Schedule lists all federal, state, provincial, municipal, local, and foreign Tax Returns filed by the Seller for taxable periods ended on or after September 30, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since September 30, 1992. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an Tax assessment or deficiency.

                           (iv) The Seller is not a party to any tax allocation or sharing agreement.

                           (v) The unpaid Taxes of the Seller (A) did not, as of the Most Recent Fiscal Month End, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

                           (vi) The Seller has withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of Canada, the amount of all taxes and other deductions required to be withheld therefrom, and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation.

                           (vii) The Seller has remitted to the appropriate taxing authorities, when required by law to do so, all amounts collected by it on account of GST.

                  (j) Intellectual Property.

                           (i) The conduct of the Business and the use of the Intellectual Property does not interfere with, infringe upon, misappropriate, violate or otherwise come into conflict with any intellectual property rights of third parties, and none of the Seller Stockholders or the directors and officers of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, violation or conflict (including any claim that the Seller must license or refrain from using any intellectual property rights of any third party). Except as set forth on Section 3(j)(i) of the Disclosure Schedule, to the Knowledge of any of the Seller Stockholders or the directors and officers of the Seller, no third party has interfered with, infringed upon, misappropriated, violated or otherwise come into conflict with any intellectual property rights of the Seller.

                           (ii) Section 3(j)(ii) of the Disclosure Schedule identifies each patent, trademark, copyright or other Intellectual Property registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 3(j)(ii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with the Business. With respect to each item of Intellectual Property required to be identified in Section 3(j)(ii) of the Disclosure
         Schedule:

                                    (A) the Seller possesses all right, title,
                   and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                    (B) the item is not subject to any
                   outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (C) no royalty or other fee is required to
                   be paid by the Seller with respect to such item;

                                    (D) there are no restrictions on the ability
                   of the Seller or any successor or assignee thereof to use and exploit all rights associated with such item;

                                    (E) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Seller Stockholders and the directors and officers of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item;

                                    (F) the Seller has never agreed to indemnify
                  any Person for or against any interference, infringement, misappropriation, violation or other conflict with respect to the item;

                                    (G) any license, agreement or permission
                   covering the item is legal, valid, binding and enforceable, and in full force and effect;

                                    (H) any license, agreement or permission
                  covering the item will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                                    (I) no party to any license, agreement or
                  permission covering the item is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

                                    (J) no party to any license, agreement or
                  permission covering the item has repudiated any provision thereof.

                           (iii) Section 3(j)(iii) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreement, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(j)(iii) of the Disclosure Schedule:

                                    (A) the license, sublicense, agreement, or
                   permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                    (B) the license, sublicense, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                                    (C) no party to the license, sublicense,
                  agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (D) no party to the license, sublicense,
                   agreement, or permission has repudiated any provision thereof;

                                    (E) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                                    (F) the underlying item of Intellectual
                   Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (G) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Seller Stockholders and the directors and officers of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                    (H) the Seller has not granted any
                  sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                           (iv) To the Knowledge of the Seller Stockholders and the directors and officers of the Seller, the Seller will not interfere with, infringe upon, misappropriate, violate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                           (v) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all intellectual property necessary or desirable for the operation of the Business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (k) Tangible Assets. The tangible assets included in the Acquired Assets are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

                  (l) Contracts. Section 3(l) of the Disclosure Schedule lists the following contracts and other agreements to which the Seller is a party and the respective expiration dates thereof:

                           (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person;

                           (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, including any subscription, advertising or other form of customer agreements;

                           (iii) any agreement concerning a partnership, joint venture or other business venture or combination;

                           (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                           (v) any agreement concerning confidentiality or noncompetition;

                           (vi) any agreement involving any of the Seller Stockholders or their Affiliates;

                           (vii) any profit sharing, stock option, stock purchase, stock appreciating deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees;

                           (viii) any agreement for the employment of any individual, including consulting arrangements;

                           (ix) any collective bargaining agreement;

                           (x) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller; or

                           (xi) any other material agreement (or group of related agreements which together are material).

         The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(l) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 3(l) of the Disclosure
Schedule including, without limitation, the term of any warranty or maintenance service requirements of the Seller thereunder, the amount paid for such services and when such payment was made. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

                  (m) Notes and Accounts Receivable. All notes and accounts receivable of the Seller, including the aging thereof, are set forth on Section 3(m) of the Disclosure Schedule. The notes and accounts receivable set forth on
Section 3(m) of the Disclosure Schedule are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Seller.

                  (n) Powers of Attorney. To the Knowledge of any of the Seller Stockholders and the directors and officers of the Seller, there are no outstanding powers of attorney executed on behalf of the Seller.

                  (o) Litigation. Section 3(o) of the Disclosure Schedule sets forth all instances in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Seller Stockholders and the directors and officers of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, provincial, municipal, local, or foreign jurisdiction or before any arbitrator or mediator, otherwise than an action or proceeding which may arise as a result of Dissenting Stockholders of the Seller.

                  (p) Employee Benefits. The consummation of the transactions contemplated by this Agreement will not in any way result in the Buyer, EAE or their Affiliates incurring any liability whatsoever in connection with retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary contributions, legal benefits, unemployment benefits, incentive or other compensation plan or arrangement or other employee benefit which the Seller or any of its Affiliates maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to for the benefit of their respective employees or former employees (collectively, "Employee Benefit Plans").

                  (q) Guaranties. The Seller is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

                  (r) Certain Business Relationships with the Seller. Except as set forth on Section 3(r) of the Disclosure Schedule or as disclosed in the Financial Statements, none of the Seller Stockholders and their Affiliates has been involved in any material business arrangement or relationship with the Seller within the past twelve (12) months, and none of the Seller Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Seller.

                  (s) Year 2000. To the Knowledge of any of the Seller Stockholders and the directors and officers of the Seller and its Subsidiaries, there is no matter which will prevent each system, comprising of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) owned, leased or within the control of the Seller (collectively, a "System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of the Seller to (i) be designed to be used prior to and after January 1, 2000, (ii) operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including, but not limited to, century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) not be adversely affected by the advent of the year 2000 or subsequent years, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (i) through (iii) are referred to herein as "Year 2000 Compliant"). All licenses for the use of any System are certified by the manufacturer to be Year 2000 Compliant and to contain the capabilities required to be Year 2000 Compliant within the Seller computer systems (hardware and software), or the licenses permit the Seller or a third party to make all modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. The Seller Stockholders and the directors and officers of the Seller and its Subsidiaries have no reason to believe that the Seller may incur material expenses arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant.

                  (t) Customers. Section 3(t) of the Disclosure Schedule sets forth a true and complete list of all customers of the Seller as of the date of this Agreement and, except as set forth on Section 3(t) of the Disclosure Schedule, the Seller is not aware of any material customer that may cease doing business with the Business subsequent to the Closing. The Seller Stockholders and the directors and officers of the Seller have no Knowledge of any facts which could reasonably be expected to result in the loss of any customers or sources of revenue of the Seller. Section 3(t) of the Disclosure Schedule sets forth a list of the customers of the Seller for which the Seller has work in process as of the date of this Agreement, the description of the work in process and the status thereof, and the required completion date of such work in process.

                  (u) Software and Databases. The Seller's software and databases are (i) functional, able and adequate to carry on the Business as it is currently being conducted without material bugs or impediments, (ii) structurally sound, and (iii) free of errors and corruption.

                  (v) Brokers' Fees. Neither the Seller nor the Seller Stockholders has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer or EAE could become liable or obligated.

                  (w) Subsidiaries. The Seller has no Subsidiaries.

                  (x) Environmental, Health, and Safety Matters.

                           (i) The Seller has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

                           (ii) Without limiting the generality of the foregoing, the Seller and its Affiliates have obtained, have complied, and are in compliance with, in each case in all material respects, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Section 3(x)(ii) of the Disclosure Schedule.

                           (iii) Neither the Seller nor its Affiliates have received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

                           (iv) Except as set forth on Section 3(x)(iv) of the Disclosure Schedule, none of the following exists at any property or facility owned or operated by the Seller: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                           (v) None of the Seller or any of its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees.

                           (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (y) Employees. Section 3(y) of the Disclosure Schedule sets forth the name, years of service, current compensation, accrued vacation and sick leave, any bonus or additional compensation earned or paid during the last fiscal year and the current fiscal year, benefits and whether an employment contract is in effect for each employee of Seller. To the Knowledge of any of the Seller Stockholders and the directors and officers of the Seller, no executive, key employee, or significant group of employees plan to terminate employment with the Seller during the next twelve (12) months. The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three (3) years. The Seller has not committed any material unfair labor practice. None of the Seller Stockholders and the directors and officers of the Seller has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

                  (z) Insurance. Section 3(z) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Seller is a party, a named insured, or otherwise the beneficiary of coverage:

                           (i) the name, address, and telephone number of the agent;

                           (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                           (iii) the policy number and the period of coverage;

                           (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                           (v) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Section 3(z) of the Disclosure Schedule describes any self- insurance arrangements affecting the Seller.

                  (aa) Real Property.

                           (i) The Seller owns no real property.

                           (ii) 3(aa)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(aa)(ii) of the Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed in Section 3(aa)(ii) of the Disclosure Schedule:

                                    (A) the lease or sublease is legal, valid,
                  binding, enforceable, and in full force and effect in all respects;

                                    (B) the lease or sublease will continue to
                  be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                                    (C) no party to the lease or sublease is in
                  breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (D) no party to the lease or sublease has
                  repudiated any provision thereof;

                                    (E) there are no disputes, oral agreements,
                  or forbearance programs in effect as to the lease or sublease;

                                    (F) the Seller has not assigned,
                  transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                                    (G) all facilities leased or subleased
                  thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all respects.

                  (bb) Investment in Common Stock.

                           (i) The Seller hereby acknowledges and agrees that:

                                    (A) the Purchase Shares have not been
                  registered under the Securities Act or under any securities laws of any state in the United States and, therefore, cannot be resold without registration under the Securities Act unless an exemption from registration is available or registration is not required pursuant to Regulation S under the Securities Act ("Regulation S");

                                    (B) the Seller has been advised to consult
                  its own legal advisors with respect to applicable resale restrictions and the Seller is solely responsible for compliance with applicable resale restrictions;

                                    (C) the certificates representing the
                  Purchase Shares will bear a legend restricting their transfer pursuant to applicable securities legislation in the Province of Alberta, and stating that such shares have not been registered under the Securities Act or the securities laws of any state of the United States and that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and

                                    (D) the Seller must file a report on Form 21
                  under the Securities Act (Alberta) with the Alberta Securities Commission within ten (10) days of a disposition of all or any part of the Purchase Shares.

                           (ii) The Seller has no intention to distribute either directly or indirectly any of the Purchase Shares in the United States or to U.S. Persons.

                           (iii) The Seller is not a U.S. Person and is not acquiring the Purchase Shares for the account or benefit of any U.S. Person.

                           (iv) No offers to sell the Purchase Shares were made by any Person to the Seller while the Seller was in the United States.

                           (v) The Seller was outside the United States at the time of execution and delivery of this Agreement.

                           (vi) The Seller is not aware of any Directed Selling Efforts having been made in the United States with respect to the Purchase Shares by the Buyer or EAE, any affiliates of the Buyer or EAE or any person acting on behalf of any of the foregoing. In addition, the Seller, its affiliates, and persons acting on behalf of any of them have not made and will not make, any Directed Selling Efforts in the United States with respect to the Purchase Shares.

                           (vii) The Seller is a corporation resident in the Province of Alberta and is not a resident of any other jurisdiction where the Purchase Shares may not be legally offered or sold.

                           (viii) The Seller is acquiring the Purchase Shares as principal and the Purchase Shares have an aggregate acquisition cost to the Seller of not less than Cdn. $100,000.

                           (ix) The Seller has been independently advised as to the applicable restrictions imposed in respect of the resale of the Purchase Shares under applicable securities legislation and confirms that:

                                    (A) no representation has been made by the
                  Buyer or EAE respecting the resale of the Purchase Shares; and

                                    (B) the Seller is aware of the risks and
                  other characteristics of the Purchase Shares and of the fact that the Seller may not be able to resell the Purchase Shares except in accordance with certain limited exemptions under applicable securities legislation and regulatory policies.

                  (cc) Residency. The Seller is a resident of Canada for the purposes of the Tax Act.

                  (dd) GST Registration. The Seller is a registrant for purposes of the ETA whose registration number is 896187358RT001.

                  (ee) Stock Ownership. All of the issued and outstanding shares of capital stock of the Seller are legally and beneficially owned as set forth on Section 3(ee) of the Disclosure Schedule. Except as set forth on Section 3(ee) of the Disclosure Schedule, there are no outstanding subscriptions, options, rights, warrants or other agreements or commitments obligating the Seller to sell or issue any additional shares of capital stock of, or any securities of any class of, the Seller or any securities convertible into or exchangeable for any shares of the capital stock of the Seller.

                  (ff) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading. There has been no event, transaction or information that has come to the attention of the Seller or the Seller Stockholders that has not been disclosed to the Buyer in writing that could reasonably be expected to have a material adverse effect on the assets, business, earnings, prospects, properties or condition (financial or otherwise) of the Business.

         4. Representations and Warranties of the Buyer and EAE. The Buyer and EAE represent and warrant, jointly and severally, to the Seller and the Seller Stockholders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

                  (a) Organization of the Buyer and EAE. Each of the Buyer and EAE is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization of Transaction. Each of the Buyer and EAE has full power and authority (including full corporate power and authority) to execute and deliver the Transaction Documents to which it is a party and to perform its obligations under such Transaction Documents. This Agreement and, when executed and delivered, the other Transaction Documents to which the Buyer or EAE is a party constitute the valid and legally binding obligations of the Buyer or EAE, as the case may be, enforceable in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting enforcement of creditors' rights generally and the application of general principles of equity.

                  (c) Noncontravention. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby (including the assignments referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer or EAE is subject or any provision of their charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or EAE is a party or by which either is bound or to which any of their assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by the Transaction Documents. Neither the Buyer nor EAE needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or third party in order for the Parties to consummate the transactions contemplated by the Transaction Documents (including the assignments referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by the Transaction Documents.

                  (d) Brokers' Fees. Neither the Buyer nor EAE has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (e) Financial Statements. Attached hereto as Exhibit D are the following financial statements of EAE (collectively, the "EAE Financial Statements"): (i) audited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended September 30, 1999; and (ii) unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flow as of and for the three (3) months ended December 31, 1999 (the "EAE Most Recent Financial Statements"). The EAE Financial Statements (including the notes thereto) have been prepared in accordance with United States generally accepted accounting principles as in effect from time to time applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of EAE as of such dates and the results of operations of EAE for such periods; provided, however, that the EAE Most Recent Financial Statements are subject to normal year-end adjustments.

                  (f) Undisclosed Liabilities. EAE has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for
(i) liabilities set forth on the face of the EAE Most Recent Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after December 31, 1999 in the ordinary course of EAE's business.

                  (g) Legal Compliance. The Buyer and EAE have complied with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, provincial, municipal, local, and foreign governments (and all agencies thereof) applicable to their respective businesses, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations or results of operations of the Buyer and EAE taken as a whole.

                  (h) Tax Matters.

                           (i) The Buyer and EAE have duly filed on a timely basis all Tax Returns that each was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes, and all assessments, governmental charges, penalties, interest and fines with respect to same, owed by the Buyer and EAE and due (whether or not shown on any Tax Return) have been paid. The Buyer and EAE currently are not the beneficiary of any extension of time within which to file any Tax Return.

                           (ii) There is no material dispute or claim concerning any Tax liability of the Buyer or EAE (A) claimed or raised by any authority in writing or (B) as to which the directors and officers of the Buyer or EAE, as the case may be, has knowledge based upon personal contact with any agent of such authority.

                           (iii) Neither the Buyer nor EAE is a party to any tax allocation or sharing agreement.

                           (iv) The unpaid Income Taxes of EAE (A) did not, as of December 31, 1999, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the EAE Most Recent Financial Statements (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of EAE in filing its Tax Returns.

                           (v) EAE and the Buyer have withheld from each payment made to any of their past or present employees, officers or directors, the amount of all taxes and other deductions required to be withheld therefrom, and have paid the same to the proper tax or other receiving officers within the time required under any applicable legislation.

                  (i) Subsidiaries. The Buyer has no Subsidiaries. EAE has no Subsidiaries other than The Oil & Gas Asset Clearinghouse, Inc., TradeBank, Inc., EAEDP, Inc., and the Buyer.

                  (j) Environmental, Health, and Safety Matters.

                           (i) The Buyer and EAE have complied and are in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

                           (ii) Without limiting the generality of the foregoing, the Buyer and EAE have obtained, have complied, and are in compliance with, in each case in all material respects, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their business.

                           (iii) Neither the Buyer nor EAE have received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

                           (iv) None of the following exists at any property or facility owned or operated by the Buyer or EAE: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                           (v) Neither the Buyer nor EAE has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees.

                  (k) Residency. The Buyer is a corporation organized under the laws of the State of Colorado with its principle place of business in the State of Colorado. EAE is a corporation organized under the laws of the State of Delaware with its principle place of business in the State of Colorado.

                  (l) Capitalization. As of the date hereof, the authorized capital stock of EAE consists of 21,500,000 shares, 15,000,000 shares of which are Common Stock and 6,500,000 shares of which are preferred stock, par value $.001 per share ("Preferred Stock"). As of the date hereof, 2,000,000 shares of Preferred Stock have been designated as Series A Preferred Stock, 1,906,137 of which shares are issued and outstanding; 500,000 shares of Preferred Stock have been designated as Series B Preferred Stock, 455,120 of which shares are issued and outstanding, 1,500,000 shares of Preferred Stock have been designated as Series C Preferred Stock, 761,169 of which shares are issued and outstanding. As of the date hereof and excluding the Purchase Shares, 500,000 shares of Common Stock are issued and outstanding. Except for 833,333 shares of Common Stock reserved for issuance under the Option Plan, 3,122,426 shares of Common Stock reserved for issuance upon the conversion of the Preferred Stock, 10,000 shares of Common Stock reserved for issuance upon the exercise of warrants, the Purchase Shares and any shares of Common Stock to be issued in an initial public offering, as of the date hereof there are no outstanding subscriptions, options, rights, warrants or other agreements or commitments obligating EAE to sell or issue any additional shares of Common Stock, Preferred Stock or any securities of any class of EAE or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

                  (m) Purchase Shares. The Purchase Shares, when issued and delivered to the Seller pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Security Interests.

                  (n) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading. There has been no event, transaction or information that has come to the attention of the Buyer or EAE that has not been disclosed to the Seller in writing that could reasonably be expected to have a material adverse effect on the assets, business, earnings, properties or condition (financial or otherwise) of the business of the Buyer and EAE taken as a whole.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

                  (b) Notices and Consents. The Seller and the Seller Stockholders will give any notices to third parties, and the Seller and the Seller Stockholders will use their reasonable best efforts to obtain any third party consents in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

                  (c) Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not (i) except for payments to Dissenting Stockholders for the fair market value of the capital stock of the Seller owned by them, declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, or (iii) engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(f) above.

                  (d) Preservation of Business. The Seller will keep the Business and the Acquired Assets substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees and shall operate the Business in the Ordinary Course of Business, and shall use its best efforts to preserve for the Buyer the goodwill of supplies, customers and others having business relations with the Seller.

                  (e) Full Access. The Seller will permit representatives of the Buyer and EAE to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Seller. The Buyer and EAE will treat and hold as such any Confidential Information it receives from any of the Seller Stockholders and the Seller in the course of the reviews contemplated by this Section 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

                  (f) Notice of Developments. Each of the Parties will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  (g) Exclusivity. Neither the Seller nor the Seller Stockholders shall, nor shall they authorize or permit any of the officers, directors or employees of the Seller or any investment banker, financial advisor, attorney, accountant or other representative retained by the Seller or the Seller Stockholders to, initiate, solicit, negotiate or encourage (including by way of furnishing information), or take any other action to facilitate or entertain, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or any substantial part of the Business, or all or substantially all of the capital stock of the Seller, whether by merger, purchase of assets, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Other Acquisition Transaction") or agree to endorse or recommend any such Other Acquisition Transaction. In the event that a Person makes an unsolicited offer to enter into an Other Acquisition Transaction, the Seller or the Seller Stockholders, as the case may be, shall promptly inform the Buyer as to that fact and shall furnish to the Buyer the specifics thereof in writing.

         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                  (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents, and the obtaining of consents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Business.

                  (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Business, the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

                  (c) Transition. Neither the Seller nor the Seller Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing and will use their reasonable best efforts to assist the Buyer in collecting all notes and accounts receivable of the Seller purchased by the Buyer pursuant to this Agreement.

                  (d) Confidentiality. The Seller and the Seller Stockholders shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession, other than the Seller's copies of financial records which the Seller is required by applicable law to maintain. In the event that the Seller or the Seller Stockholders are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Person will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller or the Seller Stockholders are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Person may disclose the Confidential Information to the tribunal; provided, however, that such Person shall use reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. Notwithstanding the foregoing, the Seller or the Seller Stockholders may disclose any information required to be disclosed to any federal, provincial or local government or governmental branch, board, agency, or instrumentality necessary to comply with any disclosure requirements of such governmental entities with jurisdiction in respect of the securities of the Seller or the Seller Stockholders.

                  (e) Covenant Not to Compete. As an inducement for the Buyer and EAE to enter into this Agreement, for a period of three (3) years from and after the Closing Date, the Seller and the Seller Stockholders shall not directly or indirectly own any interest in, operate, provide services similar to, manage, control, participate in, consult with, render services for, be employed by, serve as an officer or director of an entity engaged in, advise any Person engaged in, or in any manner engage in the use of geographic information systems technology to implement Internet and/or Internet mapping solutions for the Energy Industry in the geographic areas set forth on Exhibit E attached hereto; provided, however, that (i) no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses and (ii) the use of the software (as defined in the license agreement by and between the Seller and TCEnet Inc.) pursuant to the terms of such license agreement or a sublicense agreement (as defined in such license agreement) shall not be deemed a breach of this Section 6(e). In the event of any breach of this Section 6(e), the time period of the breached covenant shall be extended for the period of such breach. The parties each recognize and acknowledge that the scope, duration and area limitations set forth in this Section 6(e) are reasonable and are required for the protection of the Buyer, EAE and their Affiliates. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (f) Resales of Common Stock. The Seller hereby acknowledges and agrees to the following as to any resale of the Purchase Shares by the
Seller:

                           (i) the Purchase Shares are deemed to be "restricted securities" as defined in Rule 144 under the Securities Act and will continue to be so deemed;

                           (ii) the Seller shall resell the Purchase Shares only in accordance with (A) the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and shall not engage in hedging transactions with regard to such securities unless in compliance with the Securities Act and (B) applicable securities legislation in the Province of Alberta;

                           (iii) EAE shall not register any transfer of the Purchase Shares not made in accordance with the provisions of Section 6(f)(ii) above; and

                           (iv) During the 180-day period following the effective date of a registration statement of EAE filed under the Securities Act, the Seller and its transferees or assignees shall not, to the extent requested by EAE and its managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by the Seller and its transferees or assignees at any time during such period; provided, however, that all officers and directors of EAE enter into similar agreements. In order to enforce the provisions of the foregoing sentence, EAE may impose stop-transfer instructions with respect to the Common Stock held by the Seller and its transferees or assignees. The provisions of this Section 6(f)(iv) shall terminate two (2) years after the effective date of EAE's first firm commitment underwritten public offering of the Common Stock.

                  (g) Employees.

                           (i) The Seller will terminate all of its employees engaged in the Business as of the Closing Date. It is the intention of the Buyer to hire all of the persons employed by the Seller as of the Closing Date on the same terms and conditions as the other employees of the Buyer and EAE and at the same salaries such persons were being paid by the Seller as of the Closing Date. It is understood, however, that no one will become an employee of the Buyer until such person has completed the normal interview process identical to that required by the Buyer and EAE of all of the Buyer's and EAE's other employees and has executed the Buyer's standard non-disclosure and non-compete agreement for employees of the Buyer.

                           (ii) The Seller will remain responsible for all liabilities for employee compensation and benefits accrued or otherwise arising out of services rendered prior to the Closing Date; provided, however, that the Buyer will pay any amounts due to employees of the Seller as of the Closing Date for any accrued vacation, sick leave or other leave.

                           (iii) All of the Seller's employees who are terminated by the Seller as of Closing Date and who are hired within 90 days after the date of Closing by the Buyer shall, for the purpose of accruing vacation and sick leave and for other benefits as employees of the Buyer be given credit for the same length of service at the Buyer as they had as employees of the Seller. Notwithstanding the immediately preceding sentence, such former employees of the Seller shall not receive service credit for purposes of eligibility, vesting or accruing benefits under any pension plan of the Buyer. The Parties intend that no former employees of the Seller will receive any duplication of benefits pursuant to this Section 6(g)(iii).

                           (iv) The Buyer shall take any such actions as are necessary in order to (A) waive any limitations regarding pre-existing conditions and eligibility waiting periods under any Employee Benefit Plan maintained by it or that may apply to the employees of the Seller that will be considered for employment by the Buyer, and (B) provide each employee of the Seller whom the Buyer employs with credit for any co-payments and deductibles paid prior to the Closing Date for the calendar year in which the Closing Date occurs, in satisfying any applicable deductible or out-of-pocket requirements under any Employee Benefit Plans that such employees are eligible to participate in after the Closing Date.

                           (v) The Seller shall work in cooperation with the Buyer to encourage all of its employees to begin the Buyer's customary employment application process and accept employment with the Buyer.

                           (vi) For greater certainty, the Buyer shall have no obligations to or any liability for any employee of the Seller who does not accept an offer of employment from the Buyer, and the Seller and the Seller Stockholders shall indemnify and hold the Buyer harmless against any such obligations or liability.

                  (h) Reimbursement for WCB Liability. The parties acknowledge and agree that the Buyer has demanded of the Seller that the Seller deliver to the Buyer pursuant to subsection 128(1) of the Workers' Compensation Act (Alberta) (the "WCA") a certificate from the Workers' Compensation Board (the "WCB") under the

WCA stating that the WCB has no claim under the WCA against the Seller (the "WCB Certificate"). In the event that the Seller is unable for any reason to deliver the WCB Certificate to the Buyer at or prior to Closing, the Seller and the Seller Stockholders hereby covenant and agree to reimburse the Buyer for any and all amounts for which the Buyer becomes liable to pay the WCB pursuant to subsection 128(2) of the WCA as a result of the failure of the Seller to provide the WCB Certificate.

                  (i) Name. As of the Closing Date, the Seller and the Seller Stockholders and their Associates and Affiliates shall cease to use the name "Strata Web" or any variations thereof. Within sixty (60) days after the Closing Date, the Seller shall file any and all necessary documentation with the appropriate governmental authorities to change its name and the names of its Associates and Affiliates and take all appropriate actions such that the Seller and its Associates and Affiliates do not use the name "Strata Web" or any variations thereof in connection with their businesses. The Seller shall promptly notify the Buyer of all such filings and documentation.

                  (j) Piggyback Registrations.

                           (i) EAE shall notify the Seller in writing as set forth in Section 10(g) below at least twenty (20) days prior to the filing of a registration statement under the Securities Act for purposes of an initial public offering of Common Stock and will afford the Seller an opportunity to include in such registration statement all or part of the Purchase Shares held by the Seller ("Piggyback Registration"). Such notice shall also state if the Piggyback Registration is an underwritten offering. If the Seller desires to include in such Piggyback Registration all or any part of the Purchase Shares held by it, the Seller shall within ten (10) days after receipt of the above-described notice from EAE, so notify the Seller in writing. Such notice from the Seller shall state the number of Purchase Shares to be included in such Piggyback Registration and the intended method of disposition of such Purchase Shares by the Seller.

                           (ii) If the Piggyback Registration is an underwritten offering, the right of the Seller to include any or all of the Purchase Shares held by it in such Piggyback Registration shall be conditioned upon the Seller's participation in such underwriting and the inclusion of the Purchase Shares in the underwriting to the extent provided herein. The Seller shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by EAE. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: (A) first, to EAE, (B) second, to all stockholders of EAE as of the Closing other than the Seller, (C) third, to the Seller, and (D) fourth, to all other stockholders of EAE. EAE shall have the right to terminate or withdraw any Piggyback Registration initiated by it prior to the effectiveness of such Piggyback Registration whether or not the Seller has elected to include the Purchase Shares in such Piggyback Registration.

                           (iii) All expenses incident to EAE's performance of or compliance with this Section 6(j), including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for EAE and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by EAE ("Registration Expenses") will be borne by EAE; provided, however, that Registration Expenses shall not include underwriting discounts and commissions with respect to the Purchase Shares and any expenses of the Seller in connection with the Piggyback Registration, including, without limitation, costs and expenses of legal counsel.

                           (iv) In connection with a Piggyback Registration, EAE shall furnish to the Seller such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Seller may reasonably request in order to facilitate the disposition of the Purchase Shares included in such Piggyback Registration.

                           (v) In connection with a Piggyback Registration, EAE shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise by required to qualify but for the Piggyback Registration, (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

                           (vi) The Seller may not participate in any Piggyback Registration which is underwritten unless the Seller (A) agrees to sell securities on the basis provided in any underwriting arrangements approved by EAE, and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  (k) Put Right.

                           (i) If prior to June 30, 2001 EAE fails to notify the Seller, in writing (as set forth in Section 10(g)), that it has filed and has an effective registration statement under the Securities Act for purposes of an initial public offering of Common Stock, then the Seller, at its sole election, may make a one-time demand that the Buyer repurchase all or part of their 16,856 shares of Common Stock. This repurchase of shares will be at a per share price calculated as the ratio of the 16,856 shares of common stock over the total number of fully diluted outstanding shares of EAE (for this purpose, fully-diluted shall include the assumption that all options and warrants available in any option plan are issued and exercisable) multiplied by the fair market value of EAE and then discounted by 20% to reflect the non-liquid nature of the privately held stock. The maximum amount paid by EAE under this provision will be $500,000USD, and any excess shall be paid in shares of Common Stock.

                           (ii) The fair market value of EAE will be determined by good faith negotiation between the Seller and the Buyer. If, however, the parties cannot agree on the fair market value of EAE, then the Seller and the Buyer shall within ten (10) days mutually select an investment banker to determine the fair market value of EAE. If the Seller and the Buyer are unable to mutually select an investment banker, each party shall select an investment banker and the selected investment bankers shall appoint a third investment banker (the "Independent Investment Banker") who shall determine the fair market value of EAE.

                           (iii) The Seller and the Buyer shall, within five (5) days of the selection of the Independent Investment Banker, each submit to the Independent Investment Banker estimates of the fair market value of EAE. The Independent Investment Banker shall, within twenty (20) days following receipt of such proposed fair market values, either (i) select the fair market value proposed by the Seller or the Buyer or
         (ii) determine a different fair market value which is between the proposed fair market values. If the Independent Investment Banker selects a fair market value proposed by the Seller or the Buyer as the fair market value of the shares, such value shall be the fair market value. If the Independent Investment Banker selects another value (the "Banker's Value") as the fair market value, the fair market value of the shares shall equal the arithmetic mean of the Banker's Value and the fair market value proposed by the Seller or the Buyer which is nearest to the Banker's Value. The Independent Investment Banker shall not be advised of how the Banker's Value will be used to calculate the fair market value or that the Banker's Value may be adjusted in calculating the fair market value.

                           (iv) The fees and expenses of the Independent Investment Banker shall be borne equally by the Seller on the one hand and the Buyer on the other hand. Notwithstanding the foregoing, the fair market value determination shall take into consideration, among other factors, any actual comparable stock transactions with respect to the capital stock of EAE, including without limitation the stock purchase herein contemplated or other relevant transactions, as well as any contribution of intangible assets.

                           (v) This one-time option for the Seller shall cease at the earlier of: (a) the filing with the United States Securities and Exchange Commission to register shares of Common Stock for an initial public offering; (b) a merger, sale of the capital stock or sale of substantially all of the assets of EAE, after which transaction the person (or persons) having voting control of EAE or substantially all of its assets (as the case may be), is different than prior to such transaction; provided that the consideration provided in such transaction is cash or publicly-traded securities or a combination thereof; or (c) the failure of the Seller to file notice with EAE of its intent to exercise this option by September 30, 2001.

         7. Conditions to Obligation to Close.

                  (a) Conditions to Obligation of the Buyer and EAE. The obligation of the Buyer and EAE to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Seller and the Seller Stockholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                           (iii) the Seller and the Seller Stockholders shall have given notices to third parties and procured all of the third party consents specified in Section 5(b) above;

                           (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, provincial, municipal, local, or foreign jurisdiction or before any arbitrator or mediator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
         (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets or to operate the Business;

                           (v) the Seller and the Seller Stockholders shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                           (vi) the Seller, the Seller Stockholders, the Buyer and EAE shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5(b) above;

                           (vii) the Seller Stockholders shall have executed and delivered to the Buyer Noncompete Agreements in substantially the form of Exhibit F attached hereto (the "Noncompete Agreement") and the same shall be in full force and effect;

                           (viii) the Seller shall have delivered to the Buyer digital copies of the Seller's software and all other available information used in connection with the Business (i.e., customer lists, business plans etc.) and hard copies of all other information, files, records, books, agreements, documents, instruments and similar items used in connection with the Business;

                           (ix) the Seller shall have executed and delivered to the Buyer the Bill of Sale and the same shall be in full force and effect;

                           (x) the Buyer shall have completed a due diligence review of the Seller, which review shall be satisfactory to the Buyer in its sole discretion;

                           (xi) the Seller shall have delivered to the Buyer a server with copies of all of the Seller's software;

                           (xii) the Seller shall have executed and delivered to the Buyer Registrant Name Change Agreements in the form prescribed by Network Solutions, Inc. transferring registered ownership of the domain names "strataweb.com", "strataplace.com" and "stratatrak.com" to the Buyer and the same shall be in full force and effect;

                           (xiii) the Seller shall have executed and delivered to the Buyer the Name Assignment and Agreement in substantially the form of Exhibit G attached hereto (the "Name Agreement") and the same shall be in full force and effect;

                           (xiv) the Seller shall have executed and delivered to the Buyer a side letter reasonably satisfactory to the Buyer regarding any potential legal claims the Seller may have against PetroWeb, Petroleum Exchange, Inc. or Hunters Petroleum Exchange Ltd. and the same shall be in full force and effect;

                           (xv) no material adverse change shall have occurred with respect to the business, financial condition, operations, results of operations or future prospects of the Seller or the ability of the Parties to consummate the transactions contemplated by this Agreement; and

                           (xvi) all actions to be taken by the Seller and the Seller Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and EAE.

         The Buyer and EAE may waive any condition specified in this Section 7(a) if they execute a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of the Seller and the Seller Stockholders. The obligation of the Seller and the Seller Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Buyer and EAE shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                           (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, provincial, municipal, local, or foreign jurisdiction or before any arbitrator or mediator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (iv) the Buyer and EAE shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                           (v) EAE shall have executed and delivered to the Seller stock certificates representing the Purchase Shares;

                           (vi) the Seller, the Seller Stockholders, the Buyer and EAE shall have received all material authorizations, consents, and approvals of governments and governmental agencies referred to in
         Section 5(b) above;

                           (vii) all actions to be taken by the Buyer and EAE in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

                           (viii) the consummation of the sale of all of the
issued and outstanding shares of the Seller owned by TCEnet Inc. to Alberta International Capital Ltd. and all other ancillary transactions thereto.

         The Seller and the Seller Stockholders may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

         8. Remedies for Breaches of This Agreement.

                  (a) Survival of Representations and Warranties. All of the representations and warranties of the Seller, the Seller Stockholders, the Buyer and EAE contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter.

                  (b) Indemnification Provisions for Benefit of the Buyer and
EAE.

                           (i) In the event the Seller or the Seller
         Stockholders breach any of their (i) representations and warranties contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer or EAE makes a written claim for indemnification against the Seller or the Seller Stockholders, as the case may be, pursuant to Section 10(g) below within such survival period, or (ii) covenants contained in this Agreement, and the Buyer or EAE makes a written claim for indemnification against the Seller or the Seller Stockholders, as the case may be, pursuant to Section 10(g) below, then the Seller and the Seller Stockholders, severally, but not jointly, agree to indemnify the Buyer and EAE from and against the entirety of any Adverse Consequences the Buyer and EAE may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer and EAE may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that (A) the Seller and the Seller Stockholders shall not have any obligation to indemnify the Buyer or EAE from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of the Seller or the Seller Stockholders until the Buyer and EAE, jointly, have suffered Adverse Consequences by reason of all such breaches in excess of US$50,000 in the aggregate (the "Basket"), in which case the Buyer and EAE shall be entitled to recover the full amount of such claims, including the amounts included in the Basket, pursuant to this Agreement, and (B) there shall be an aggregate ceiling equal to the amount of the Purchase Price on the obligation of the Seller and the Seller Stockholders to indemnify the Buyer and EAE from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by such breaches of the representations, warranties or covenants of the Seller or the Seller Stockholders.

                           (ii) The Seller and the Seller Stockholders, jointly and severally, agree to indemnify the Buyer and EAE from and against the entirety of any Adverse Consequences the Buyer and EAE may suffer resulting from, arising out of, relating to, in the nature of, or caused by any (A) liability of the Seller or the Seller Stockholders other than Assumed Liabilities (including any liability of the Seller or the Seller Stockholders that becomes a liability of the Buyer or EAE under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law), (B) liability of the Business arising, incurred, for or in connection with any period on or prior to the Closing Date (including, but not limited to, any claim asserted by Colby Ruff), (C) claims by any third party with respect to the Intellectual Property,
         (D) failure of the Seller to obtain the WCB Certificate, or (E) claims asserted by Dissenting Stockholders (including any severance or loan amounts).

                           (iii) The Seller and the Seller Stockholders, jointly and severally, agree, to the extent permitted by law, to indemnify EAE, its directors and officers and each Person who controls EAE (within the meaning of the Securities Act) against the entirety of any Adverse Consequences such persons may suffer resulting from, arising out of, relating to, in the nature of, or caused by any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus with respect to a Piggyback Registration or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any Seller Statement.

                           (iv) The Seller and the Seller Stockholders may satisfy any indemnification liability hereunder by payment to Buyer and/or EAE, as the case may be, in cash or shares of Common Stock, which shall be valued as of the Closing Date.

                  (c) Indemnification Provisions for Benefit of the Seller.

                           (i) In the event the Buyer or EAE breach any of their
         (i) representations and warranties contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer or EAE, as the case may be, pursuant to Section 10(g) below within such survival period, or (ii) covenants contained in this Agreement, and the Seller makes a written claim for indemnification against the Buyer or EAE, as the case may be, pursuant to Section 10(g) below, then the Buyer and EAE, jointly and severally, agree to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that (A) the Buyer and EAE shall not have any obligation to indemnify the Seller from and against any Adverse Consequences resulting from, arising out of, relating to in the nature of, or caused by the breach of any representation, warranty or covenant of the Buyer or EAE until the Seller has suffered Adverse Consequences by reason of all such breaches in excess of the Basket, in which case the Seller shall be entitled to recover the full amount of such claims, including the amounts in the Basket, pursuant to this Agreement, and (B) there shall be a US$100,000 aggregate ceiling on the obligation of the Buyer and EAE to indemnify the Seller from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by such breaches of the representations, warranties or covenants of the Buyer or EAE.

                           (ii) The Buyer and EAE, jointly and severally, agree to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

                           (iii) The Buyer and EAE, jointly and severally, agree to indemnify, to the extent permitted by law, the Seller, its officers and directors and each Person who controls the Seller (within the meaning of the Securities Act) against the entirety of any Adverse Consequences such persons may suffer resulting from, arising out of, relating to, in the nature of, or caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus with respect to a Piggyback Registration or any amendment thereof or supplement thereto or any omission or alleged untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to EAE by Seller (a "Seller Statement") or by the Seller's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after EAE has furnished the Seller with a sufficient number of copies of the same.

                  (d) Matters Involving Third Parties.

                           (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (ii) The Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

                           (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party, and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                           (iv) In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (B) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

                  (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax consequences and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section
8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

                  (f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of any representation, warranty, or covenant with respect to the Business or the transactions contemplated by this Agreement.

         9. Termination.

                  (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                           (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller or the Seller Stockholders have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (B) if the Closing shall not have occurred on or before March 31, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer or EAE breaching any representation, warranty, or covenant contained in this Agreement);

                           (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or
         (B) if the Closing shall not have occurred on or before March 31, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller or the Seller Stockholders breaching any representation, warranty, or covenant contained in this Agreement); or

                           (iv) the Buyer or the Seller may terminate this Agreement by giving written notice to the other if the Closing shall not have occurred on or before February 29, 2000.

                  (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(e) above shall survive termination.

         10. Miscellaneous.

                  (a) Press Releases and Public Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or stock exchange rule (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                  (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) Entire Agreement. This Agreement (including any ancillary documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Execution counterparts of this Agreement may be delivered by facsimile.

                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three
(3) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller or the Seller Stockholders:

                           Strata Web Systems Ltd.
                           600-940 - 6th Avenue S.W.
                           Calgary, Alberta
                           Canada T2P 3T1
                           Attn: Greg Hess
                           Facsimile No: (403) 237-9898

         with a copy to:

                           Armstrong Perkins Hudson, Barristers and Solicitors 1600 Canada Place
                           407 - 2nd Street S.W.
                           Calgary, Alberta
                           T2P 2Y3
                           Canada
                           Attn: Michael J. Perkins, Esq.
                           Facsimile No: (403) 262-7896

         If to the Buyer or EAE:

                           The Petroleum Place, Inc.
                           7900 East Union Avenue
                           Suite 1100
                           Denver, Colorado  80237
                           USA
                           Attn:  Gary R. Vickers
                           Facsimile No.:  (303) 694-5326

         With a copy to:

                           Jacobs Chase Frick Kleinkopf & Kelley LLC
                           1050 Seventeenth Street, Suite 1500
                           Denver, Colorado  80265
                           USA
                           Attn: Matthew R. Perkins, Esq.
                           Telephone No.:  (303) 685-4800
                           Facsimile No.:  (303) 685-4869

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

                  (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) Expenses. Each of the Parties hereto will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that it has not paid any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of the Seller and the Seller Stockholders (including any of their legal fees, agency fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, provincial, local, municipal or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (n) Tax Matters.

                           (i) The Seller will be responsible for the preparation and filing of all Tax Returns for the Business for all periods as to which Tax Returns are due before and after the Closing Date which include the operations of the Business for any period ending on or before the Closing Date. The Seller will make all payments required with respect to any such Income Tax Return.

                           (ii) The Buyer will be responsible for the preparation and filing of all Tax Returns for the Business for all periods as to which Tax Returns are due after the Closing Date (other than for Taxes with respect to periods for which the consolidated, unitary, and combined Tax Returns of the Seller will include the operations of the Business as set forth in Section 10(n)(i) above). The Buyer will make all payments required with respect to any such Tax Return; provided, however, that the Seller will reimburse the Buyer concurrently therewith to the extent any payment the Buyer is making relates to the operations of the Business for any period ending on or before the Closing Date.

                  (o) Execution. The Parties shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and such facsimile copy shall be effective to create a valid and binding agreement among the Parties in accordance with the terms hereof.

                  (p) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(r) below), in addition to any other remedy to which they may be entitled, at law or in equity.

                  (q) Dispute Notification and Resolution Procedure. Any disputes or claims (collectively, "Claims") arising out of or related to this Agreement or a breach hereof shall be subject to the following provisions:

                           (i) Any Party with a Claim (the "Claimant") shall
notify any other Party against whom the Claimant has a Claim (the "Notified Party") in writing of the Claim, which writing shall describe the nature of the Claim and the proposed remedy (the "Claim Notice").

                           (ii) Within a reasonable period of time after receipt
of the Claim Notice, which period shall not exceed sixty (60) days, the Notified Party and the Claimant shall meet at a mutually-acceptable location to discuss the Claim. The Notified Party and the Claimant shall negotiate in good faith in an attempt to resolve the Claim.

                           (iii) If the Claimant and the Notified Party cannot
resolve the Claim pursuant to the procedures described in subparagraphs (q)(i) and (ii) above, either the Claimant or the Notified Party may commence binding arbitration with the American Arbitration Association. The following rules and procedures shall apply in all cases unless the parties to the arbitration agree otherwise:

                                    (A) The provider shall be the American
         Arbitration Association. The proceeding shall be governed by the rules and procedures of the Arbitrator, subject to the modification described herein.

                                    (B) The proceeding shall be held in Denver,
         Colorado.

                                    (C) There shall be one arbitrator (the
         "Arbitrator") mutually acceptable to the parties to the arbitration; provided, however, that if the parties to the arbitration cannot mutually agree upon an Arbitrator within fifteen (15) days of the submission of the Claim to arbitration, the American Arbitration Association shall select the Arbitrator.

                           (iv) The Arbitrator shall be an attorney or retired judge.

                           (v) The Arbitrator in his or her discretion may order such discovery as any party to the arbitration may request, including without limitation production of documents and depositions.

                           (vi) If the parties to the arbitration agree, the Arbitrator may retain a neutral expert to advise the Arbitrator on technical matters.

                           (vii) The rules of evidence need not be followed at the arbitration hearing, provided that the Arbitrator shall follow substantive rules of law in rendering his or her decision. Any party to the arbitration may request a stenographic record of the arbitration hearing.

                           (viii) The Arbitrator may award such legal and equitable damages as may be rendered in a court of law, including without limitation money damages and injunctive relief.

                           (ix) The Arbitrator shall render a written decision within thirty (30) days of the closing of the arbitration hearing unless an extension is granted by all parties to the arbitration. The decision shall contain findings of fact and conclusions of law. The decision shall be final and binding on the parties to the arbitration and may be enforced in any court of competent jurisdiction.

                           (x) The Arbitrator shall have the discretion to award costs and attorneys' fees to the party that the Arbitrator has determined is the prevailing party.

                  (r) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to Section 10(p) above or the enforcement of an arbitration decision pursuant to Section 10(q) above and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(r), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.


                                    * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        SELLER:

                                        STRATA WEB SYSTEMS LTD.


                                        /s/
                                        ----------------------------------------
                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------


                                        BUYER:

                                        EAESW, INC.


                                        /s/ Gary R. Vickers
                                        ----------------------------------------
                                        By:  Gary R. Vickers
                                        Its: President


                                        EAE:

                                        THE PETROLEUM PLACE, INC.


                                        /s/ Gary R. Vickers
                                        ----------------------------------------
                                        By:  Gary R. Vickers
                                        Its: President

                                        SELLER STOCKHOLDERS:


                                        /s/ Jimmy W. Chow
                                        ----------------------------------------
                                        Jimmy W. Chow


                                        /s/ William S. Klym
                                        ----------------------------------------
                                        William S. Klym


                                        ALBERTA INTERNATIONAL CAPITAL LTD.


                                        /s/
                                        ----------------------------------------
                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------


                                        ARMCO HOLDINGS LTD.


                                        /s/
                                        ----------------------------------------
                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------

                                    EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT

                                    EXHIBIT B

                               ALLOCATION SCHEDULE


                  Asset                          Allocation
                  -----                          ----------
1.
2.
3.

                                    EXHIBIT C

                   SELLER FINANCIAL STATEMENTS AND PROJECTIONS

                                    EXHIBIT D

                            EAE FINANCIAL STATEMENTS

                                    EXHIBIT E

                           NONCOMPETE GEOGRAPHIC AREA

I.       United States and Districts

         Alabama
         Alaska
         Arizona
         Arkansas
         California
         Colorado
         Connecticut
         Delaware
         District of Columbia
         Florida
         Georgia
         Hawaii
         Idaho
         Illinois
         Indiana
         Iowa
         Kansas
         Kentucky
         Louisiana
         Maine
         Maryland
         Massachusetts
         Michigan
         Minnesota
         Mississippi
         Missouri
         Montana
         Nebraska
         Nevada
         New Hampshire
         New Jersey
         New Mexico
         New York
         North Carolina
         North Dakota
         Ohio
         Oklahoma

         Oregon
         Pennsylvania
         Rhode Island
         South Carolina
         South Dakota
         Tennessee
         Texas
         Utah
         Vermont
         Virginia
         Washington
         West Virginia
         Wisconsin
         Wyoming

II.      Mexico States and Federal Districts

         Aguascalientes
         Baja California
         Baja California Sur
         Campeche
         Chiapas
         Chihuahua
         Coahuila de Zaragoza
         Colima
         Distrito Federal
         Durango
         Guanajuato
         Guerrero
         Hidalgo
         Jalisco
         Mexico
         Michoacan de Ocampo
         Morelos
         Nayarit
         Nuevo Leon
         Oaxaca
         Puebla
         Queretaro de Arteaga
         Quintana Roo
         San Luis Potosi
         Sinaloa
         Sonora

         Tabasco
         Tamaulipas
         Tlaxcala
         Veracruz-Llave
         Yucatan
         Zacatecas

III.     Canada Provinces and Territories

         Alberta
         British Columbia
         Manitoba
         New Brunswick
         Newfoundland
         Northwest Territories
         Nova Scotia
         Nunavut
         Ontario
         Prince Edward Island
         Quebec
         Saskatchewan
         Yukon Territory

                                    EXHIBIT F

                          FORM OF NONCOMPETE AGREEMENT

                                    EXHIBIT G

                                 NAME AGREEMENT